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                          CERTIFICATE OF TRUST
                                   OF
                    FIRST PREFERRED CAPITAL TRUST II

     THIS CERTIFICATE OF TRUST of FIRST PREFERRED CAPITAL TRUST II (the "Trust"), dated as of September 8, 2000, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, ALLEN
H. BLAKE, FRANK H. SANFILIPPO and LISA VANSICKLE, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Delaware Code Section 3801 et seq.).


1.   NAME.  The name of the business trust formed hereby is FIRST
     PREFERRED CAPITAL TRUST II.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington,
     Delaware 19890-0001, Attention:  Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the date first above written, in accordance with Section 3811(a) of the Delaware Business Trust Act.


                              WILMINGTON TRUST COMPANY,
                              as trustee


                              By:  /s/ Patricia A. Evans
                                   ---------------------------------
                              Its: Senior Financial Services Officer
                                   ---------------------------------



                                       /s/ Allen H. Blake
                                       -------------------------------
                                       ALLEN H. BLAKE
                                       as Trustee


                                       /s/ Frank H. Sanfilippo
                                       -------------------------------
                                       FRANK H. SANFILIPPO
                                       as Trustee


                                       /s/ Lisa K. Vansickle
                                       -------------------------------
                                       LISA VANSICKLE
                                       as Trustee